Exhibit 99.1

SemiLEDs Reports First Quarter of Fiscal Year 2014

Financial Results

Hsinchu, Taiwan (January 14, 2014) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the first quarter of fiscal year 2014, ended November 30, 2013.

Revenue for the first quarter of fiscal 2014 was $3.4 million, a 45% decrease compared to $6.2 million in the first quarter of fiscal 2013. GAAP net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2014 was $6.3 million, or a net loss of $0.23 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $8.9 million, or a net loss of $0.32 per diluted share, for the first quarter of fiscal 2013.

“We are encouraged by the progress we have made in the most recent quarter,” said Trung Doan, Chairman, President and CEO.  “While we are still in the early stages of executing on our strategy, the sequential improvement in gross margin demonstrates the initial impact of our efforts,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the first quarter of fiscal 2014 was $5.8 million, or a net loss of $0.21 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $8.6 million, or a net loss of $0.31 per diluted share, for the first quarter of fiscal 2013.

GAAP gross margin for the first quarter of fiscal 2014 was negative 68%, compared with gross margin for the first quarter of fiscal 2013 of negative 53% and gross margin for the fourth quarter of fiscal 2013 of negative 103%. Operating margin for the first quarter of fiscal 2014 was negative 179% compared with negative 131% in the first quarter of fiscal 2013.  Gross margin for the first quarter of fiscal 2014 was negatively impacted by the reduction in revenues and an excess capacity charge for our LED chips and LED components.

The Company’s cash and cash equivalents were $28.1 million at the end of the first quarter of fiscal 2014, compared to the fourth quarter fiscal 2013 ending balance of $36.3 million. Cash used in operating activities was $5.4 million in the first quarter of fiscal 2014.

Conference Call Information

SemiLEDs will discuss these financial results and provide second quarter guidance in a conference call today at 8:00 a.m. Eastern Standard Time (5:00 a.m. Pacific Standard Time, 9:00 p.m. China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the Company’s website at http://investors.semileds.com/events.cfm.

A replay of the webcast will be available on the Investors section of the Company’s website approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Timothy Lin

Interim Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	November 30, 2013	August 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,122	$36,272
Accounts receivable, net	2,417	2,152
Accounts receivable from related parties, net	133	120
Inventories	11,342	10,500
Prepaid expenses and other current assets	1,149	1,080
Total current assets	43,163	50,124
Property, plant and equipment, net	29,487	30,473
Intangible assets, net	1,431	1,379
Goodwill, net	59	59
Investments in unconsolidated entities	2,220	2,275
Other assets	1,470	1,395
TOTAL ASSETS	$77,830	$85,705
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$2,243	$2,294
Accounts payable	2,455	3,534
Accrued expenses and other current liabilities	5,802	6,825
Deferred income, current portion	51	51
Total current liabilities	10,551	12,704
Long-term debt, excluding current installments	5,755	6,169
Deferred income, net of current portion	327	339
Total liabilities	16,633	19,212
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	169,505	169,114
Accumulated other comprehensive income	6,075	5,557
Accumulated deficit	(114,447)	(108,155)
Total SemiLEDs stockholders’ equity	61,133	66,516
Noncontrolling interests	64	(23)
Total equity	61,197	66,493
TOTAL LIABILITIES AND EQUITY	$77,830	$85,705

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended November 30,
	2013	2012
Revenues, net	$3,417	$6,227
Cost of revenues	5,754	9,515
Gross loss	(2,337)	(3,288)
Operating expenses:
Research and development	1,126	1,223
Selling, general and administrative	2,644	3,663
Total operating expenses	3,770	4,886
Loss from operations	(6,107)	(8,174)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(63)	(75)
Interest income (expenses), net	(37)	5
Other income, net	54	52
Foreign currency transaction loss, net	(197)	(926)
Total other expenses, net	(243)	(944)
Loss before income taxes	(6,350)	(9,118)
Income tax expense	—	—
Net loss	(6,350)	(9,118)
Less: Net loss attributable to noncontrolling interests	(58)	(195)
Net loss attributable to SemiLEDs stockholders	$(6,292)	$(8,923)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.23)	$(0.32)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	27,784	27,495

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended November 30,
Non-GAAP Net Loss	2013	2012

GAAP net loss attributable to SemiLEDs stockholders	$(6,292)	$(8,923)
Adjustments:
Stock-based compensation expense	533	336
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(5,759)	$(8,587)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.23)	$(0.32)
Non-GAAP net loss	$(0.21)	$(0.31)

	Three Months Ended November 30,
Free Cash Flow	2013	2012

Net cash used in operating activities	$(5,428)	$(3,250)
Less: Capital expenditures	483	1,669
Total free cash flows	$(5,911)	$(4,919)